                                                                   EXHIBIT 10.32

                           AMENDMENT TO LOAN AGREEMENT

         THIS AMENDMENT AGREEMENT ("Amendment") made this 25th day of February, 2000 among DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 (the "Borrower"), DEL PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("DPI"), PARFUMS SCHIAPARELLI, INC., a New York corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("Parfums"), ROYCE & RADER, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("Royce"), 565 BROAD HOLLOW REALTY CORP., a New York corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("565"), (DPI, Parfums, Royce and 565, individually a "Guarantor" and collectively, the "Guarantors") and THE CHASE MANHATTAN BANK, as agent for the Lenders (as defined herein), a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 ("Chase" or a "Lender") and EUROPEAN AMERICAN BANK, a New York banking corporation, having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11787 ("EAB" or a "Lender") hereby agree as follows:

                              W I T N E S S E T H :

         WHEREAS, the Borrower, the Guarantors and Chase had entered into a Loan Agreement dated as of the 30th day of December, 1998 as amended by certain amendments thereto dated June 10, 1999 and November 12, 1999 (hereinafter the "Agreement"); and

         WHEREAS, the Borrower, the Guarantors and Chase desire to amend the Agreement to among other things, (i) add EAB as a lender, (ii) provide for Chase to act as the Agent (as defined in the Agreement), (iii) increase the amounts available under the Agreement, (iv) provide the Lenders with certain Collateral (as defined in the Agreement) and (v) other changes as the parties may agree.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Lenders do hereby agree to amend and restate the Agreement to read in its entirety as follows:

                       AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of February 25, 2000

         DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 (the "Borrower"), DEL PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("DPI"), PARFUMS SCHIAPARELLI, INC., a New York corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("Parfums"), ROYCE & RADER, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("Royce"), 565 BROAD HOLLOW REALTY CORP., a New York corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("565"), (DPI, Parfums, Royce and 565, individually a "Guarantor" and collectively, the "Guarantors") and THE CHASE MANHATTAN BANK, as agent for the Lenders (as defined herein), a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 ("Chase" or a "Lender") and EUROPEAN AMERICAN BANK, a New York banking corporation, having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11787 ("EAB" or a "Lender") hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded, if not already a whole multiple of 1/16th of one (.01%) percent to the nearest 1/16th of one (.01%) percent) equal to the product of (a) the LIBOR Rate and (b) Statutory Reserves.

         "AFFILIATE" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds twenty (20%) percent or more of any class of voting stock of, or twenty (20%) percent or more of the equity interest in, such Person; or (iii) a Person twenty (20%)

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percent or more of the voting stock of which, or twenty (20%) or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGENT" means The Chase Manhattan Bank, or such other Lender as may succeed to the position of Agent, as provided in this Agreement.

         "AGGREGATE OUTSTANDINGS" means, at any time the sum of (i) outstanding Revolving Credit Loans plus (ii) Outstanding L/C Exposure.

         "AGREEMENT" means this Loan Agreement, as amended, supplemented or modified from time to time.

         "ALTERNATE BASE RATE" means, for any day, the higher of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus one-half of one (1/2%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days). For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.

         "ALTERNATE BASE RATE LOAN" means a Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

         "APPLICABLE MARGIN" means the amount of basis points to be added to the Alternate Base Rate or the Adjusted LIBOR Rate as provided in Section 2.04 of this Agreement and as determined pursuant to Section 2.05 of this Agreement.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the agreement by which a Lender assigns all or part of its Commitment and its

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interests in the Loans to another Lender, as provided in Section 8.08 of this
Agreement.

         "B/As" means bankers acceptances created by the Issuing Bank pursuant to Section 2A.03 hereof, and subject to the conditions of this Agreement, by the acceptance, for the account of the Borrower, of drafts drawn upon it by the Borrower having not more than 180 days' sight to run, exclusive of days of grace, which grow out of transactions involving the importation, exportation or the domestic shipment of goods. All such drafts shall be subject to the provisions of the Federal Reserve Act, as amended, and the rules and regulations thereunder. In addition, all such drafts shall be eligible for purchase by, discount with and pledge to, the Federal Reserve Bank of New York and each request for the creation of a B/A shall be accompanied by any certification required by the Issuing Bank as to the necessary elements supporting such eligibility.

         "BA RATE" means the rate per annum established by the Issuing Bank from time to time as its acceptance rate for B/As.

         "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, a Eurodollar Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         "CANADIAN BRIDGE LOAN" means a short term loan to be incurred by the Borrower in an amount not in excess of $2,650,000.00 (Canadian) for the purchase of the real property and the improvements thereon at 316 Bayview Drive, Barrie, Ontario Canada.

         "CANADIAN BRIDGE LOAN MORTGAGES" means the mortgages or similar Liens on the Borrower's real property and the improvements thereon at 316 Bayview Drive, Barrie, Ontario, Canada and 25 Morrow Road, Barrie, Ontario, Canada, which mortgages secure the Canadian Bridge Loan.

         "CANADIAN MORTGAGE" means a mortgage or similar Lien on the Borrower's real property and the improvements thereon at 316 Bayview Drive, Barrie, Ontario, Canada.

         "CAPITAL EXPENDITURES" means as to any Person, the aggregate amount of any expenditures (including purchase money debt and purchase money liens) by such Person for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition and that are required to be capitalized in accordance with GAAP.

         "CAPITAL LEASE" means a lease which has been, or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "CHASE LINE OF CREDIT" means the line of credit made available to the Borrower by Chase, pursuant to that certain line letter dated July 6, 1999.

         "CLOSING DATE" means the date on which the conditions precedent to the making of the initial Loans, the issuance of the initial Letter of Credit and the creation of the initial B/A, all as set forth in Section 3.01 of this Agreement, are satisfied.

         "COLLATERAL" means all property which is subject or is to be subject to the Liens granted by the Security Agreements and/or the Trademark Security Agreements.

         "COLLATERAL AGENT" means Chase, in its capacity as Collateral Agent under the Security Agreements, the Trademark Security Agreements and the Intercreditor Agreement, or any successor thereto.

         "COMMITMENT" means, with respect to each Lender, the obligation of such Lender (i) to make Revolving Credit Loans to the Borrower pursuant to the terms and subject to the conditions of this Agreement and (ii) in the case of the L/C Issuer, to issue Letters of Credit for the account of the Borrower or in the case of the other Lenders, to take risk participations in the Letters of Credit issued by the Issuing Bank, each pursuant to the terms and subject to the conditions of this Agreement, in the aggregate Dollar amount and Pro Rata Share set forth in Schedule 1.01 annexed hereto, as modified by any reductions in the Total Commitment or by any assignments of all or any part of such Lender's Commitment.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of the Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, as to any Person, for any period, the EBITDA of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

       "CONSOLIDATED FIXED CHARGE RATIO" means, as to the Borrower and its Consolidated Subsidiaries, the ratio of (i) the sum of net income PLUS interest expense PLUS income tax expense for the period measured PLUS depreciation expense PLUS amortization of intangible assets MINUS Consolidated Unfunded Capital Expenditures MINUS Permitted Dividends paid in cash during such period MINUS Permitted Stock Repurchases to (ii) the sum of the current portion of Consolidated Funded Debt, computed and consolidated in accordance with GAAP (excluding Debt described in clauses (ii), (v) and (vi) of the definition of "Consolidated Funded Debt") PLUS, whether or not included as Current Debt under GAAP (but without duplication), the amount of the Mandatory Reductions required to be made within twelve (12) months of the date of determination and the $4,000,000.00 repayments of the Senior Notes required to be made within twelve
(12) months of the date of determination PLUS interest expense. The Consolidated Fixed Charge Coverage Ratio shall be measured for the four (4) fiscal quarters then ended, except for the current portion of Consolidated Funded Debt and the Mandatory Reductions, which shall be measured for the next succeeding four (4) fiscal quarters.

     "CONSOLIDATED FUNDED DEBT" means, as to any Person, at any date, any Debt of such Person and its Consolidated Subsidiaries which is (i) indebtedness or liability for borrowed money having an original maturity of one (1) year or more (including the current portion thereof) or which is extendable at the option of the obligor to a date more than one year from the date of such extension, including, in any event, all of the outstanding Revolving Credit Loans; (ii) indebtedness or liability for borrowed money under lines of credit extended to such Person or any of its Consolidated Subsidiaries; (iii) the deferred purchase price of property (excluding trade obligations); (iv) obligations as a lessee under Capital Leases; (v) obligations to reimburse a letter of credit issuer for draws under letters of credit; and (vi) all liabilities under any preferred stock which, at the option of the holder or upon the occurrence of one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as to any Person, for any period, the ratio of (i) Consolidated EBITDA MINUS Consolidated Unfunded Capital Expenditures to (ii) consolidated interest expense. The Consolidated Interest Coverage Ratio shall be measured for the four (4) fiscal quarters then ended.

         "CONSOLIDATED NET INCOME" means, with respect to the Borrower and its Consolidated Subsidiaries, net income for a fiscal year, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED SUBORDINATED DEBT" means, as to any Person, all of the Subordinated Debt of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARIES" means, as to any Person, those Subsidiaries of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).

         "CONSOLIDATED TANGIBLE NET WORTH" means, as to any Person, (excluding the effect (positive or negative) of the "Accumulated Other Comprehensive Income
(Loss)" as reflected on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of any date of determination) the excess of (i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill, over (ii) such Person's Consolidated Total Liabilities.

         "CONSOLIDATED TOTAL ASSETS" means, as to any Person, at any date, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries at such date, after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset, other than those permitted under standard cost accounting procedures), computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL LIABILITIES" means, as to any Person, at any date, all of the liabilities of such Person and its Consolidated Subsidiaries at such date, including all items which, in accordance with GAAP would be included on the liability side of the balance sheet (other than capital stock, treasury stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL UNSUBORDINATED LIABILITIES" means, as to any Person, the excess of (i) such Person's Consolidated Total Liabilities over (ii) such Person's Consolidated Subordinated Debt.

         "CONSOLIDATED UNFUNDED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of the Unfunded Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "DEBT" means, as to any Person, all (i) indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations);
(iii) obligations of such Person as

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a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person under letters of credit issued for the account of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed;
(ix) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; and (x) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

         "DEFAULT" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "DOLLARS" AND THE SIGN "$" mean lawful money of the United States of America.

         "EAB LINE OF CREDIT" means that certain line of credit made available to the Borrower by EAB pursuant to that certain line letter dated June 24, 1999.

         "EBITDA" means, as to any Person, for any period, the sum of (i) net income PLUS (ii) interest expense PLUS (iii) income tax expense PLUS (iv) depreciation expense PLUS (v) amortization of intangible assets, all measured and/or calculated for the four (4) fiscal quarters then ended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

         "EURODOLLAR LOAN" means a Loan bearing interest at a rate based on the Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

         "EVENT OF DEFAULT" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the letter dated February 25, 2000 from the Agent to the Borrower pursuant to which the Borrower agrees to pay certain administrative and other fees to the Agent.

         "FIELD EXAMINATION" means an examination of (i) the Collateral subject to the Lien of the Security Agreements and/or the Trademark Security Agreements, including the books and records relating thereto and (ii) the accounts receivable, inventory, payables and other aspects of the Borrower's and the Guarantors' financial and operating condition, to be conducted by the Agent or its authorized representatives.

         "FOREIGN SUBSIDIARIES" means, with respect to the Borrower, those Subsidiaries of the Borrower which are incorporated, formed or organized outside of the United States.

         "FUNDED DEBT TO EBITDA RATIO" means, as to the Borrower and its Consolidated Subsidiaries for any period, the ratio of (i) Consolidated Funded Debt (as of the last day of such period) to (ii) Consolidated EBITDA for such period. The Funded Debt to EBITDA Ratio shall be measured for a period covering the four (4) fiscal quarters then ended.

         "GAAP" means Generally Accepted Accounting Principles.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of the independent accountants selected by the Borrower and reasonably satisfactory to the Agent for the purpose of auditing the periodic financial statements of the Borrower.

         "GUARANTEEING FOREIGN SUBSIDIARIES" means those Foreign Subsidiaries of the Borrower required to become a Guarantor pursuant to Section 5.01(l) of this Agreement.

         "GUARANTOR" OR GUARANTORS" means those Persons identified as Guarantors in the preamble to this Agreement, and any other Person required to guarantee the obligations of the Borrower in accordance with Section 5.01(l) of this Agreement.

         "GUARANTY" OR "GUARANTIES" means the guaranty or guaranties executed and delivered by one or more Guarantors pursuant to Section 3.01(h) or Section
5.01 (l) of this Agreement.

         "HAZARDOUS MATERIALS" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

         "INTERCOMPANY DEBT" means Debt owing by the Borrower to any Guarantor or from any Guarantor to the Borrower or from any Guarantor to any other Guarantor.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement of even date herewith among the Collateral Agent, the Agent, the Lenders and the Senior Note Holders, and acknowledged by the Borrower.

         "INTEREST DETERMINATION DATE" means the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.


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

         "INTEREST PAYMENT DATE" means (i) as to each Eurodollar Loan, the last Business Day of each calendar quarter during the applicable Interest Period and the last day of each Interest Period and (ii) as to each Alternate Base Rate Loan, the last Business Day of each calendar quarter.

         "INTEREST PERIOD" means the period commencing on the date of any Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, six or twelve months thereafter (subject to availability), as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however,
(i) no Interest Period shall end later than the Maturity Date, (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(iii) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest pursuant to Section 2.04, (iv) no Interest Period for all or any part of a requested Loan which is required to be paid as a result of the Mandatory Reduction in the Total Commitment pursuant to Section 2.08(b) of this Agreement may be selected unless the outstanding Loans accruing interest at a rate based on the Alternate Base Rate and Eurodollar Loans for which the relevant Interest Periods end on or prior to the date of such Mandatory Reduction are in an aggregate amount which will be sufficient to make such payment, and (v) no Interest Period of particular duration may be selected by the Borrower if the Agent determines, in its sole discretion, that Eurodollar Loans with such maturities are not generally available.

         "INVESTMENT" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

         "ISSUING BANK" means Chase, or such other Lender that may succeed Chase as the issuer of Letters of Credit or B/As pursuant to this Agreement.

         "L/C DOCUMENTS" means all documents required to be executed and delivered by the Borrower in connection with the issuance of

Letters of Credit in accordance with the usual and customary practices of the Issuing Bank.

         "L/C SUBLIMIT" means $1,000,000.00.

         "LENDER" OR "LENDERS" means one or more of the lenders that are, or become, lenders under, and parties to, this Agreement.

         "LETTERS OF CREDIT" means trade letters of credit issued by the Issuing Bank for the account of the Borrower in a maximum amount equal to the L/C Sublimit and issued pursuant to the terms and conditions of this Agreement.

         "LIBOR RATE" means the rate (rounded upwards, if not already a whole multiple of 1/16th of one (1%) percent, to the next higher of 1/16th of one (1%) percent) at which dollar deposits approximately equal in principal amount to the requested Eurodollar Loan and for a maturity equal to the requested Interest Period are offered in immediately available funds to the London office of the Agent by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "LOAN" OR LOANS" means the Revolving Credit Loans or any or all of the same as the context may require and includes Alternate Base Rate Loans and Eurodollar Loans, as the context may require.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranties, the Security Agreements, the Trademark Security Agreements, the L/C Documents and any other document executed or delivered pursuant to this Agreement.

         "MANDATORY REDUCTION" means the permanent reduction in the Total Commitment required pursuant to Section 2.08(b) of this Agreement in an amount equal to the greater of (i) $4,000,000.00 less any reductions (not reinstated) in the Total Commitment made since the date of the prior Mandatory Reduction or
(ii) the principal amount of the Senior Notes paid on May 31, 2001 and May 31, 2002.

         "MATERIAL ADVERSE CHANGE" means, as to the Borrower alone, DPI alone, any other Guarantor which has revenues or assets representing more than ten (10%) percent of the Borrower's consolidated revenues or assets (a "Material Guarantor")or the Borrower and its Consolidated Subsidiaries taken as a whole,
(i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of the Borrower alone, DPI alone, a Material Guarantor alone or the Borrower and its Consolidated Subsidiaries taken as a whole (provided that the elimination of the inter-company payable between the Borrower and DPI shall not, by virtue of such elimination alone, be deemed a Material Adverse Change in either the Borrower or DPI) or (ii) any event or occurrence which could have a material adverse effect on the ability of the Borrower alone, DPI alone, a Material Guarantor alone or the Borrower and its Consolidated Subsidiaries taken as a whole to perform its or their obligations under the Loan Documents.

         "MATURITY DATE" means the third anniversary of the Closing Date.

         "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

         "NORTH CAROLINA MORTGAGE" means the mortgage Lien existing on the date of this Agreement on the Borrower's real property and the improvements thereon at 1830 Carver Drive, Rocky Point, North Carolina.

         "NOTE" or "NOTES" means the Revolving Credit Notes or any or all of the same as the context may require.

         "OUTSTANDING L/C EXPOSURE" means, at any time, the aggregate of (i) the amount available to be drawn on all outstanding Letters of Credit, (ii) the aggregate amount of all unmatured B/As, other drafts accepted and deferred payment obligations incurred by the Issuing Bank under any Letters of Credit and
(iii) the amount of any payments made by the Issuing Bank under any Letters of Credit that has not been reimbursed by the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED DIVIDENDS" means, with respect to the Borrower, the payment of (i) any dividend payable in stock of the Borrower or (ii) subject to the proviso at the conclusion hereof, cash dividends which, in any fiscal year of the Borrower, do not exceed, in the aggregate, fifteen (15%) percent of the Borrower's consolidated net income for such fiscal year; provided, however,

(x) no Default or Event of Default shall have occurred and be continuing or shall result from the payment of such cash dividend and (y) the Borrower shall have provided to the Agent and the Lenders evidence that its Funded Debt to EBITDA Ratio as of the end of the immediately preceding fiscal quarter, and after giving effect to the paying of such cash dividend, does not, and will not, exceed 3.50 to 1.00.

         "PERMITTED EQUIPMENT SALES" means sales by the Borrower or its Consolidated Subsidiaries of equipment in an aggregate principal amount not exceeding $500,000.00 during any fiscal year.

         "PERMITTED INVESTMENTS" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) tax exempt securities rated Prime 2 or better by Moody's Investor Services, Inc. or A-1 or better by Standard & Poor's Corporation; (vi) loans or advances between the Borrower and a Guarantor or between Guarantors; (vii) deposits in, and other investments made available by any Lender; (viii) investments in, or loans or advances to, wholly owned domestic Subsidiaries, provided that any such investment, loan or advance made after the date of this Agreement shall be made only in a domestic Subsidiary which is a Guarantor; (ix) investments in, or loans or advances to, Foreign Subsidiaries, provided any such single investment (valued at cost), loan or advance shall not exceed $10,000,000.00 and all such investments (valued at cost), loans and advances shall not exceed $12,500,000.00; and (x) loans or advances to employees of the Borrower or a Guarantor which do not exceed $2,000,000.00 in the aggregate at any time.

         "PERMITTED REAL ESTATE SALE" means the sale by the Borrower of its real property and the improvements thereon located at 25 Morrow Road, Barrie, Ontario, Canada, provided that the gross sale price shall be approximately $1,000,000.00 (Canadian) and provided further that the net proceeds of such sale shall be applied to partially repay the Canadian Bridge Loan.

         "PERMITTED STOCK REPURCHASES" means, with respect to the Borrower, (i) transactions in which (x) the Borrower's common stock is transferred to the Borrower by a current or former employee of the Borrower or any of its Subsidiaries in an amount equal to the consideration payable to such employee upon the exercise of stock options held by such employee or (y) the Borrower's common stock is transferred to the Borrower by an employee in an amount equal to the withholding tax liability for such employee resulting from the exercise of such stock option rights by such employee, provided that the amount paid by the Borrower for transactions described in clause (y) (net of the related tax benefit received by the Borrower for such transaction) shall not exceed $250,000.00 in the aggregate during any fiscal year of the Borrower or (ii) the repurchase of common stock of the Borrower from participants in the Del Laboratories, Inc. Employee Stock Ownership Trust (the "ESOT") and from the ESOT.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

         "PLAN" means any employee benefit plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

         "PRIME RATE" means the rate per annum announced by the Agent from time to time as its prime rate in effect at its principal office on a 360-day basis; each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

         "PRO RATA SHARE" means, with respect to each Lender, its pro rata share of the initial Total Commitment, as set forth in Schedule 1.01 annexed hereto as the same may be modified by any assignment of all or any part of such Lender's Commitment.

         "REGULATION D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

         "REQUIRED LENDERS" means (i) at any time there are Loans outstanding, those Lenders having, in the aggregate, sixty six and two thirds (66-2/3%) percent of such Loans and (ii) at any time when there are no Loans outstanding those Lenders having, in the aggregate, sixty six and two thirds (66-2/3%) percent of the Total Commitment, provided, however, as long as EAB is a Lender, it shall be one of the "Required Lenders".

         "REVOLVING CREDIT LOANS" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

         "REVOLVING CREDIT NOTE" OR "REVOLVING CREDIT NOTES" means one or more, as the context requires, of the promissory notes of the Borrower payable to the order of each of the Lenders, in substantially the form of Exhibit A annexed hereto, evidencing the aggregate indebtedness of the Borrower to each such Lender resulting from Revolving Credit Loans made by such Lender to the Borrower pursuant to this Agreement.

         "SECURITY AGREEMENT" OR "SECURITY AGREEMENTS" means, one or more, as the context requires, of the security agreement or security agreements to be executed and delivered pursuant to Section 3.01(p) or Section 5.01(l) of this Agreement.

         "SENIOR NOTE AGREEMENT" means that certain Amended and Restated Loan Agreement dated as of the date hereof between the Borrower and the Senior Note Holders pursuant to which the Senior Note Holders have lent $40,000,000.00 to the Borrower, as such agreement may be further amended, modified or extended from time to time.

         "SENIOR NOTE HOLDERS" means Jackson National Life Insurance Company, and its successors and assigns, which is, or are, a party or parties to, and a lender or lenders under, the Senior Note Agreement.

         "SENIOR NOTES" means those promissory notes, executed and delivered by the Borrower and evidencing the loans made to the Borrower, in the original and current principal amount of $40,000,000.00, pursuant to the Senior Note Agreement.

         "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors or any other banking authority to which the Agent is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Agent under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED DEBT" means Debt of any Person, the repayment of which the obligee has agreed in writing, on terms which have been approved by the Agent and the Required Lenders in advance in writing, shall be subordinate and junior to the rights of the Agent and the Lenders with respect to Debt owing from such Person to the Agent and the Lenders.

         "SUBSIDIARY" means, as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture or similar entity, of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

         "TRADEMARK SECURITY AGREEMENT" or "TRADEMARK SECURITY AGREEMENTS" means one or more, as the context requires, of the trademark security agreements to be executed and delivered pursuant to Section 3.01(q), Section 5.01(k)(ii) and
Section 5.01(l)(iii) of this Agreement.

         "TOTAL COMMITMENT" means the aggregate of the Commitments of each of the Lenders, which, on the date of this Agreement, is $47,500,000.00.

         "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures financed other than by the incurrence of Debt.

         "YEAR 2000 ISSUE" means the risk of failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

         SECTION 1.03. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP. For purposes of determining compliance with the financial covenants set forth in Sections 5.02(k) and 5.03, such financial covenants shall be calculated, excluding the impact of the adoption of Proposed Statement of Financial Accounting Standards entitled "Business Combinations and Intangible Assets", which, if issued as a final Statement, would require the Company to write-off the carrying value of goodwill (which is currently approximately $6.3 million) that is currently being accounted for in accordance with Accounting Research Bulletin No. 43, Chapter 5, "Intangible Assets", in the first interim or annual period ending after the issuance date of the Statement. The effect of the write-off would be reported as a cumulative effect of a change in accounting principle in the Company's statement of operations.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         SECTION 2.01. THE REVOLVING CREDIT LOANS. (a) The Lenders agree, severally, but not jointly, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors set forth in this Agreement, to lend to the Borrower prior to the Maturity Date such amounts as the Borrower may request from time to time (individually, a "Revolving Credit Loan" or collectively, the "Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided that (i) the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not exceed the Total Commitment, or such lesser amount of the Total Commitment as may be reduced pursuant to
Section 2.08 (a) hereof, or as shall be reduced by Mandatory Reductions pursuant to Section 2.08(b) hereof, (ii) Aggregate Outstandings shall not at any one time exceed the Total Commitment as in effect at such time and (iii) each Lender's Pro Rata Share of Aggregate Outstandings shall not exceed such Lender's Commitment. On the date of this Agreement, all letters of credit set forth on
Schedule 2.01 annexed hereto and which are outstanding under the Chase Line of Credit or the EAB Line of Credit shall be deemed to be Outstanding L/C Exposure under this Agreement.

         (b) Each Revolving Credit Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02. Any Lender may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time, provided not more than seven (7) Eurodollar Loans may be outstanding at the same time.

         SECTION 2.02. REVOLVING CREDIT LOANS; NOTICE, CONTINUATION AND CONVERSION.

         (a) Each Revolving Credit Loan shall be (i) in the case of each Alternate Base Rate Loan in the minimum principal amount of $500,000.00 and (ii) in the case of each Eurodollar Loan in the minimum principal amount of $2,000,000.00 and in increased integral multiples of $100,000.00 (except that, if any such Alternate Base Rate Loan so requested shall exhaust the remaining available Total Commitment, such Alternate Base Rate Loan may be in an amount equal to the amount of the remaining available Total Commitment).

     (b) The Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to availability, including, without limitation, the conditions set forth in (c) below) or (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of an Alternate Base Rate Loan. Such notice shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to the Interest Period is specified in such notice with respect to any Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the Borrower shall be deemed to have requested an Alternate Base Rate Loan.

         (c) The Borrower shall have the right, on such notice to the Agent as is required pursuant to (b) above, (i) to continue any Eurodollar Loan or a portion thereof into a subsequent Interest Period (subject to availability) or
(ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability) subject to the following:

                  (1) if an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Alternate Base Rate Loans shall be available;

                  (2) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $2,000,000.00 and in increased integral multiples of $100,000.00;

                  (3) each continuation or conversion of a Eurodollar Loan shall be effected by the new Loan replacing the Loan (or portion thereof) being continued or converted;

                  (4) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

                  (5) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for an Alternate Base Rate Loan; and

                  (6) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

     (d) Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of the amount, type and other relevant information regarding the Loan requested. Thereupon, each Lender shall, not later than 2:00 p.m. (New York time), transfer immediately available funds equal to such Lender's Pro Rata Share of the requested Loan to the Agent, which, provided the conditions of Sections 3.01 and 3.02 of this Agreement have been met, and provided the Lenders have made such transfers, shall thereupon transfer immediately available funds equal to the requested Loan to the Borrower's account with the Agent. If a notice of borrowing is received by the Agent after 11:00 a.m. on a Business Day, such notice shall be deemed to have been given on the next succeeding Business Day. Any Lender's failure to make any requested Loan shall not relieve any other Lender of its obligation to make such Loan, but such other Lender shall not be liable for such failure of the first Lender.

         (e) Unless the Agent shall have received notice from a Lender prior to 2:00 p.m. (New York time) on the requested date, that such Lender will not make available to the Agent the Loan requested to be made on such date, the Agent may assume that such Lender has made such Loan available to the Agent on such date in accordance with Section 2.02(d) hereof and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have so made available to the Agent the Loan requested to be made on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent. If such Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall, with reservation of rights against such Lender, not later than one (1) Business Day following such notice, repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided (i) in Section 2.04 hereof or
(ii) if the Borrower fails to repay such corresponding amount within three (3) Business Days after such notice, in Section 2.18 hereof.

         SECTION 2.03. REVOLVING CREDIT NOTES. Revolving Credit Loans shall be evidenced by the Revolving Credit Notes of the Borrower.

Each Lender's Revolving Credit Note shall be dated the date hereof and be in the principal amount of such Lender's Pro Rata Share of the Total Commitment, and shall mature on the Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable and the Commitment shall be terminated. The Revolving Credit Notes shall be entitled to the benefits and subject to the provisions of this Agreement.

         At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, the holder of each Revolving Credit Note is hereby authorized by the Borrower to make a notation on the schedule annexed to the Revolving Credit Note of the date and amount, and the type and Interest Period of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Revolving Credit Notes with respect to such Revolving Credit Loan, and any payment of principal on the Revolving Credit Notes by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

         SECTION 2.04.  PAYMENT OF INTEREST ON THE REVOLVING CREDIT NOTES.

         (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Maturity Date. Any change in the rate of interest on the Revolving Credit Note due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

         (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the Lenders and the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

         (c) All interest on the Revolving Credit Notes shall be paid to the Agent for the pro rata distribution to the Lenders.

         SECTION 2.05. APPLICABLE MARGIN. The Applicable Margin for Revolving Credit Loans shall be determined on the basis of the Borrower's Funded Debt to EBITDA Ratio, as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Agent shall determine the Applicable Margin within five (5) Business Days after it has received the financial statements of the Borrower as required by Section 5.01(b)(i) or (ii), as applicable. The Agent shall promptly notify the Borrower and the Lenders of such determination, which shall be conclusive, in the absence of manifest error. The Applicable Margin shall be determined as follows:

         (i) The initial Applicable Margin shall be 75 basis points for Alternate Base Rate Loans and 375 basis points for Eurodollar Loans and shall be applicable until five (5) Business Days after delivery of the Borrower's consolidated financial statements for its fiscal year ending December 31, 1999 pursuant to Section 5.01(b) hereof.

         Beginning five (5) Business Days after delivery of the Borrower's consolidated financial statements for the fiscal year ending December 31, 1999, and for each fiscal year or quarter thereafter:

         (ii) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is equal to or less than 3.00 to 1.00, the Applicable Margin shall be -0- basis points for Alternate Base Rate Loans and 275 basis points for Eurodollar Loans.

         (iii) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is greater than 3.00 to 1.00 but less than 4.00 to 1.00, the Applicable Margin shall be 50 basis points for Alternate Base Rate Loans and 325 basis points for Eurodollar Loans.

         (iv) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is equal to or greater than 4.00 to 1.00, the Applicable Margin shall be 75 basis points for Alternate Base Rate Loans and 375 basis points for Eurodollar Loans.

         The Applicable Margin for any Eurodollar Loan shall change during the term of such Eurodollar Loan as a result of this Section 2.05.

         In the event that the Borrower fails to deliver any financial statements and the related certificate on the due date therefor set forth in
Section 5.01(b)(i) or (ii) hereof, unless an Event of Default is declared as a result of such failure, the Applicable Margin shall be 75 basis points for Alternate Base Rate Loans and 375 basis points for Eurodollar Loans until the Borrower delivers all required financial statements and certificates at which time the Applicable Margin shall be redetermined as provided for in this Section 2.05.

         Upon the occurrence and during the continuance of a Default or an Event of Default the Applicable Margin may, as a result of changes in the Borrower's Funded Debt to EBITDA Ratio, increase but will not decrease. The Borrower and the Guarantors acknowledge and agree that (i) the provisions of this Section
2.05 and the Funded Debt to EBITDA Ratios used for pricing purposes shall not be, or result in, a waiver of any Default or Event of Default which may occur by virtue of the Borrower breaching the requirements of Section 5.03(d) of this Agreement and (ii) if such a Default or Event of Default should occur, the Agent and the Lenders reserve all rights under Section 2.18(b) of this Agreement.

         SECTION 2.06 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used by the Borrower (i) to refinance (subject to the last sentence of Section 2.01(a) of this Agreement) existing Debt owing to Chase and EAB, (ii) for working capital needs of the Borrower and its Consolidated Subsidiaries, including the issuance of Letters of Credit in accordance with the terms and subject to the provisions of this Agreement or (iii) to finance Capital Expenditures of the Borrower and its Consolidated Subsidiaries. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions or Regulations T, U or X.

         SECTION 2.07. COMMITMENT FEE; OTHER FEES. (a) The Borrower agrees to pay to the Agent, for the pro rata distribution to the Lenders, from the date of this Agreement and for so long as the Total Commitment remains in effect, on the last Business Day of each calendar quarter, a commitment fee computed at the rate of one quarter of one (1/4%) percent per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Total Commitment, such commitment fee being payable for the calendar quarter, or part thereof, preceding the payment date.

         (b) The Borrower agrees to pay to the Agent the fees set forth in the Fee Letter, at the times and in the amounts set forth in the Fee Letter.

         SECTION 2.08.  REDUCTIONS OF TOTAL COMMITMENT.

         (a) Upon at least three (3) Business Days' written notice to the Agent, the Borrower may irrevocably elect to have the Total Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of $1,000,000.00, or whole multiples thereof. The Total Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Agent and the Lenders. Any reduction of the Total Commitment shall be applied pro rata to the respective Commitments of the Lenders. On the date any reduction in the Total Commitment becomes effective, the Borrower shall, without notice or demand from the Agent or the Lenders, prepay Revolving Credit Loans, subject to the provisions of Section 2.10 of this Agreement, such that, following such prepayment, the Aggregate Outstandings shall not exceed the Total Commitment, as reduced.

         (b) On each of May 31, 2001 and May 31, 2002, the Total Commitment shall permanently reduce by the Mandatory Reduction required on each such date. On the date of each Mandatory Reduction, the Borrower shall, without notice or demand from the Agent or the Lenders, prepay Revolving Credit Loans, subject to the provisions of Section 2.10 of this Agreement, such that, following such prepayment, Aggregate Outstandings shall not exceed the Total Commitment, as reduced by the Mandatory Reduction. Each Mandatory Reduction shall reduce each Lender's Commitment pro-rata.

         SECTION 2.09. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Agent (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $250,000.00.

         (b) The Borrower shall have the right at any time and from time to time, subject to the provisions of this Agreement, to prepay any Eurodollar Loan, in whole or in part, on three (3) Business Days' prior irrevocable written notice to the Agent, provided, however, that (i) each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $500,000.00 and in increased integral multiples of $100,000.00 and (ii) each such prepayment shall be subject to the provisions of Section 2.10 of this Agreement.

         (c) The notice of prepayment under this Section 2.09 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.09 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Alternate Base Rate Loan then outstanding and then to Eurodollar Loans in the order of the expiration of their respective Interest Periods. All prepayments shall be applied pro rata among the Lenders.

         SECTION 2.10. REIMBURSEMENT BY BORROWER. The Borrower shall reimburse the Agent, on behalf of a Lender, upon the Agent's demand, for any loss, cost or expense incurred or to be incurred by such Lender (in such Lender's sole determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if the Borrower fails to borrow the Eurodollar Loan (or is not able to borrow because of a Default or an Event of Default or for any other reason hereunder) after having given the irrevocable notice of borrowing required by this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by such Lender in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

         SECTION 2.11. STATUTORY RESERVES. It is understood that the cost to the Lenders of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, Statutory Reserves. The Borrower agrees to pay to the Agent, on behalf of the Lenders from time to time, as provided in
Section 2.12 below, such amounts as shall be necessary to compensate each Lender for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such Statutory Reserves, or change therein, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of Statutory Reserves in effect at the time of determination of the Adjusted LIBOR Rate, and that such rate does not reflect costs imposed on such Lender in connection with any change to such Statutory Reserves. It is agreed that, for purposes of this paragraph, the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to a Lender from time to time under Regulation D.

         SECTION 2.12. INCREASED COSTS. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

                  (i) subjects the Agent, the Issuing Bank or any Lender to any tax with respect to its Commitment, the Loans, the Notes, the Letters of Credit, Outstanding L/C Exposure or on any amount paid or to be paid under or pursuant to this Agreement, its Commitment, the Loans, the Notes, the Letters of Credit or Outstanding L/C Exposure (other than any tax measured by or based upon the overall net income of the Agent, the Issuing Bank or such Lender);

                  (ii) changes the basis of taxation of payments to the Agent, the Issuing Bank or a Lender of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of the Agent, the Issuing Bank or such Lender);

                  (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, loans made by, or letters of credit issued by, the Issuing Bank or a Lender; or

                  (iv) imposes on the Agent, the Issuing Bank or a Lender any other condition affecting its Commitment, the Loans, the Notes, the Letters of Credit, Outstanding L/C Exposure or this Agreement; and the result of any of the foregoing is to increase the cost to the Agent, the Issuing Bank or such Lender of maintaining this Agreement or its Commitment or making the Loans, or issuing the Letter of Credit or creating B/As or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Agent, the Issuing Bank or such Lender or to require the Agent, the Issuing Bank or such Lender to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Agent, the Issuing Bank or such Lender in its reasonable judgment deems material, then and in any such case:

         (a) the Issuing Bank or the Lender shall promptly advise the Agent and the Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

         (b) the Borrower shall pay to the Agent, on behalf of itself, the Issuing Bank or such Lender, as applicable, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent, the Issuing Bank or such Lender, as applicable, for such additional cost, reduction or payment for so long as the same shall remain in effect.

                  The determination of the Agent, the Issuing Bank or a Lender as to additional amounts payable pursuant to this Section 2.12 shall be conclusive evidence of such amounts absent manifest error.

         SECTION 2.13. CAPITAL ADEQUACY. If the Agent, the Issuing Bank or any Lender shall have determined that the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent, the Issuing Bank or such Lender (or any lending office of such Lender) or the Agent's, the Issuing Bank's or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's, the Issuing Bank's or such Lender's capital or on the capital of the Agent's, the Issuing Bank's or such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Agent, the Issuing Bank or such Lender or the Agent's, the Issuing Bank's or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Agent's, the Issuing Bank's or such Lender's policies and the policies of the Agent's, the Issuing Bank's or such Lender's holding company with respect to capital adequacy) by an amount reasonably deemed by the Agent, the Issuing Bank or such Lender to be material, then and in any such case:

         (a) the Agent, the Issuing Bank or such Lender shall promptly advise the Borrower of such event, together with the date thereof, the amount of such reduction and the way in which such amount has been calculated; and

         (b) the Borrower shall pay to the Agent, on behalf of the Agent, the Issuing Bank or such Lender, as applicable, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent, the Issuing Bank or such Lender or the Agent's, the Issuing Bank's or such Lender's holding company for such reduction for so long as the same shall remain in effect.

         The determination of the Agent, the Issuing Bank or a Lender as to additional amounts payable pursuant to this Section 2.13 shall be conclusive evidence of such amounts absent manifest error.

         SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Agent and the Borrower, such Lender may:

                  (i) declare that it will not thereafter make Eurodollar Loans hereunder, whereupon the Borrower shall be prohibited from requesting such Eurodollar Loans from such Lender unless such declaration is subsequently withdrawn; and

                  (ii) require that, subject to the provisions of Section 2.10, all outstanding Eurodollar Loans made by such Lender be converted to an Alternate Base Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

                           (b) For purposes of this Section 2.14, a notice to
the Borrower by a Lender pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. INDEMNITY. The Borrower will indemnify each of the Lenders against any loss or expense which any Lender may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or re-employing deposits from third parties acquired to affect or maintain such Eurodollar Loan or any part thereof. When claiming under this Section 2.15, a Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

         SECTION 2.16. CHANGE IN LIBOR; AVAILABILITY OF RATES. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Agent shall have reasonably determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Agent shall, as soon as practicable thereafter, given written, telex or telephonic notice of such determination of unavailability to the Borrower. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for an Alternate Base Rate Loan. After such notice shall have been given and until the Agent shall have notified the Borrower that the circumstances giving rise to such notice no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

         SECTION 2.17. AUTHORIZATION TO DEBIT BORROWER'S ACCOUNT. The Agent is hereby authorized to debit the Borrower's account maintained with the Agent for
(i) all scheduled payments of principal and/or interest under the Notes, (ii) all required reimbursements and other payments due in connection with Letters of Credit, (iii) the Agent's fees and (iv) the commitment fee and all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

         SECTION 2.18. LATE CHARGES, DEFAULT INTEREST. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (i) the amount of principal, interest, fees and/or other amounts due (the "Past Due Amount") TIMES (ii) two (2%) percent in excess of the interest rate otherwise in effect with respect to the type of Loan in connection with which the required payments have not been made, or, if no such interest rate is in effect, two (2%) percent in excess of the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans, TIMES (ii) the number of days the Past Due Amount is delinquent.

         (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall, at the demand of the Agent and the Required Lenders, pay interest on all amounts owing under the Notes and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect hereunder.

         SECTION 2.19. PAYMENTS. All payments by the Borrower hereunder or under the Notes shall be made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

         SECTION 2.20. INTEREST ADJUSTMENTS. (a) If the provisions of this Agreement or the Notes would at any time otherwise require payment by the Borrower to the Lenders of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Lenders shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Lenders shall receive interest payments hereunder or under the Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Lenders hereunder and under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Lenders to receive interest in excess of the maximum amount then permitted by applicable law.

         (b) The amount of the Interest Deficit on the Maturity Date shall be cancelled and not paid.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE IIA

                              THE LETTERS OF CREDIT

         SECTION 2A.01. LETTERS OF CREDIT. (a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, from time to time on any Business Day during the period from the date of this Agreement to the day which is thirty
(30) days prior to the Maturity Date to issue Letters of Credit for the account of the Borrower or DPI and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or DPI. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed, provided that in no event shall the Outstanding L/C Exposure exceed the L/C Sublimit.

                  (b) The Issuing Bank has no obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any governmental
authority or arbitrator purports by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank prohibits, or requests that the Issuing Bank refrain from, the issuance of commercial letters of credit generally or such Letter of Credit in particular or imposes upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the date of this Agreement, or imposes upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Bank in good faith deems material to it;

                           (ii) the Issuing Bank has received written notice
from any Lender, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

                           (iii) the expiry date of any requested Letter of
Credit is (x) more than one (1) year from its date of issuance or (y) later than thirty (30) Business Days prior to the Maturity Date;

                           (iv) Aggregate Outstandings, after giving effect to
the requested Letter of Credit shall exceed the Total Commitment;

                           (v) the L/C Documents are not in form and substance
satisfactory to the Issuing Bank; or

                           (vi) any requested Letter of Credit is not in form
and substance acceptable to the Issuing Bank, or the issuance of a Letter of Credit violates any applicable policies of the Issuing Bank.

         SECTION 2A.02. ISSUANCE OF LETTERS OF CREDIT. Each Letter of Credit shall be issued upon the request of the Borrower (which request shall be irrevocable), received by the Issuing Bank in accordance with arrangements between the Issuing Bank and the Borrower to provide the Issuing Bank electronically with the information necessary to issue, amend or renew Letters of Credit. The arrangements between the Borrower and the Issuing Bank are set forth in the L/C Documents (other than the Letters of Credit) between the Issuing Bank and the Borrower. To the extent any term in any such L/C Documents (other than a Letter of Credit) conflicts with or is inconsistent with the terms of this Agreement, the term most favorable to the Issuing Bank shall apply, and an Issuing Bank may exercise its rights under either such L/C Document or this Agreement, but subject in any event to the provisions herein with respect to sharing and notification. If any such inconsistency exists, the Agent and the Lenders shall not be deemed to have waived any rights hereunder, nor shall the Issuing Bank be deemed to have waived any rights under such L/C Document, by reason of such inconsistency.

         SECTION 2A.03. PARTICIPATIONS OF LENDERS. (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit, each drawing thereunder in any amount and each draft accepted or deferred payment obligation incurred in any amount under such Letter of Credit equal in each case to the product of (i) the Pro Rata Share of each Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, accepted draft or deferred payment obligation, respectively. Each issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

         (b) The Issuing Bank will promptly notify the Borrower of any drawing under a Letter of Credit. The Borrower shall reimburse the Issuing Bank on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") at such time(s) as are agreed upon by the Borrower and the Issuing Bank, in an amount equal to the amount so paid by the Issuing Bank. The Borrower may request, and the Issuing Bank, in its sole discretion may issue, a B/A in satisfaction of the Borrower's obligation to reimburse the Issuing Bank for draws under a Letter of Credit. In such event, the Lenders shall each be deemed to have purchased a participation in such B/A in the same pro rata percentage as each Lender's participation in the related Letter of Credit. The Borrower agrees to pay to the Issuing Bank, on the date of maturity of each B/A, an amount equal to the face amount of such B/A plus an amount sufficient to reimburse the Issuing Bank in full for all principal, interest, fees and charges payable to the Issuing Bank on account of such B/A, pursuant to any applicable agreement or otherwise. If the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit at such agreed upon time on the Honor Date, or fails to pay a B/A on its maturity date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof.

         (c) Upon receipt of any notice from the Agent of any failure by the Borrower to reimburse or pay the Issuing Bank, each Lender shall make available to the Agent for the account of the Issuing Bank its pro rata share of the amount of such reimbursement or payment. If, after receipt of such notice, any Lender fails to transfer its pro rata share of the amount of such reimbursement or payment to the Agent, interest shall accrue on such Lender's obligation to make such reimbursement or payment from the Honor Date or the maturity date, as applicable, to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. Any failure of the Agent to give notice to the Lenders on an Honor Date or a maturity date, as applicable, or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this subsection (c).

         (d) Each Lender's payment to the Issuing Bank pursuant to Section 2A.03(c) shall be deemed payment in respect of and in satisfaction of its participation in such Letter of Credit or B/A.

         (e) Each Lender's obligation to make payment in respect of its participation in Letters of Credit or B/As, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or any Event of Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2A.04. REPAYMENT OF PARTICIPATIONS. (a) Upon receipt by the Issuing Bank of (i) reimbursement from the Borrower for any payment made by the Issuing Bank under a Letter of Credit or a B/A with respect to which any Lender has paid for its participation in such Letter of Credit or B/A or (ii) payment of interest thereon, the Issuing Bank will pay such amounts to the Agent in the same funds as those received by the Issuing Bank. The Agent shall promptly distribute to each Lender its pro rata share thereof.

     (b) If the Agent or any Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrower to the Agent or to the Issuing Bank pursuant to Section 2A.04(a) in reimbursement of a payment made under a Letter of Credit or a B/A or interest thereon or fees relating thereto or as a result of a setoff, each Lender shall, on demand of the Agent or the Issuing Bank, as the case may be, forthwith return to the Agent or the Issuing Bank, as the case may be, the amount of its pro rata share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

         (c) If any event described in subsection (b) above occurs, the obligation of the Borrower in respect of the payment or setoff required to be returned shall be revived and continued in full force and effect as if such payment had not been make or such setoff had not been effected.

         SECTION 2A.05. ROLE OF THE ISSUING BANK. (a) The Issuing Bank shall not have any responsibility to obtain any document in connection with paying any draw under a Letter of Credit (other than any required sight or time draft, certificate and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) Neither the Issuing Bank nor any of its correspondents or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C Document.

         (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Agent, nor any of its officers, directors or employees, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2A.06; provided, however, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a required sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reasons.

         SECTION 2A.06. OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any L/C Documents to reimburse the Issuing Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the L/C Documents under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Documents;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         SECTION 2A.07. UNIFORM CUSTOMS AND PRACTICES. The Uniform Customs and Practices for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

         SECTION 2A.08. FEES AND COMMISSIONS. (a) In the case of trade Letters of Credit payable on sight, the Borrower shall pay to the Agent a payment commission equal to the greater of (i) $75.00 or (ii) one quarter of one (1/4%) percent of the amount drawn, payable on the date of presentment of thE required documents under the Letter of Credit.

         (b) In the case of trade Letters of Credit payable at a stated time, the Borrower shall pay to the Agent a per annum commission on the average amount of B/As and other deferred payment obligations as outstanding from the date of presentment of required documents under the Letter of Credit to the date of payment, equal to the greater of (i) $150.00 or (ii) three (3%) percent.

         (c) In the case of all Letters of Credit, the Borrower shall pay to the Issuing Bank its usual and customary letter of credit fees as established from time to time, including without limitation, fees, commissions and charges for issuance, payment, processing amendment and expiration.

         (d) In the case of the fees and commissions set forth in (a) and (b) above, same shall be paid to the Agent for the pro rata distribution to the Lenders.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. CONDITIONS PRECEDENT TO THE MAKING OF THE INITIAL REVOLVING CREDIT LOAN, THE ISSUANCE OF THE INITIAL LETTER OF CREDIT AND THE CREATION OF THE INITIAL B/A. The obligation of the Lenders to make the initial Revolving Credit Loans contemplated by this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit or create the initial B/A contemplated by this Agreement is subject to the following conditions precedent, the satisfaction of which shall be, and each of which shall be in form and substance, satisfactory to the Agent, the Lenders and their counsel:

         (a) The Agent shall have received the Revolving Credit Notes duly executed and payable to the order of each of the Lenders.

         (b) The Agent shall have received certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

         (c) The Agent shall have received certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors and, if required under applicable law, the shareholders of each of the Guarantors, authorizing and approving this Agreement, its Guaranty and any other Loan Document applicable to such Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, its Guaranty and the other Loan Documents.

         (d) The Agent shall have received a certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying:
(i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

         (e) The Agent shall have received a Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of such Guarantor authorized to sign this Agreement, its Guaranty and any other Loan Documents to be delivered hereunder on behalf of such Guarantor; (ii) a copy of such Guarantor's by-laws as complete and correct on the date of this Agreement; and
(iii) the stock ownership of such Guarantor.

         (f) The Agent shall have received copies of the certificate of incorporation and all amendments thereto of the Borrower and each Guarantor, certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and each Guarantor and a certificate of existence and good standing with respect to the Borrower and each Guarantor from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and each Guarantor and from the Secretary of State (or equivalent officer) of any state in which the Borrower or each Guarantor is authorized to do business.

         (g) The Agent shall have received an opinion, addressed to the Agent and each of the Lenders, of O'Sullivan, Graev and Karabell, LLP, counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Agent or its counsel may reasonably request.

         (h) The Agent shall have received from each Guarantor, an executed Guaranty.

         (i) The Agent shall have received evidence that the Borrower and each Guarantor maintain adequate casualty and liability insurance, with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Borrower and the Guarantors operate.

         (j) The Agent shall have received and satisfactorily reviewed all credit agreements and other similar agreements described in Section 4.01(t) of this Agreement.

         (k) The Agent shall have received and satisfactorily reviewed Schedule 4.01(k) to this Agreement which shall disclose all intellectual property of the Borrower and its Subsidiaries including domestic trademarks, tradenames and related product names, and including all registration numbers, serial numbers, classifications and other information relating to any trademarks or tradenames registered with the United States Patent and Trademark Office.

         (l) The Agent and the Lenders shall have received and satisfactorily reviewed the Senior Note Agreement Amendment.

         (m) The Agent shall have received letters evidencing the cancellation of the Chase Line of Credit and the EAB Line of Credit and any other lines of credit or similar borrowing facilities available to the Borrower or any Guarantor.

         (n) The Agent shall have received and satisfactorily reviewed the management letter issued in connection with the audit of the Borrower's consolidated financial statements for the year ended December 31, 1998.

         (o) Intentionally Omitted.

         (p) The Borrower and each Guarantor shall each have executed and delivered to the Collateral Agent a Security Agreement or Security Agreements, together with other agreements, instruments and documents (including, without limitation, UCC financing statements) pursuant to which the Collateral Agent shall have received, for the benefit of itself, the Agent, the Lenders and the Senior Note Holders a first priority perfected security interest in (i) with respect to the Borrower and all Guarantors, all accounts and accounts receivable of the Borrower and the Guarantors, and (ii) with respect to the Borrower, DPI and Parfums, all trade names and trademarks, trademark registrations, trademark applications and trademark licenses of the Borrower, DPI and Parfums and all product names related thereto (the "Collateral").

         (q) The Borrower, DPI and Parfums as applicable, shall each have executed and delivered to the Collateral Agent, a Trademark Collateral Assignment and Security Agreement pursuant to which the Borrower, DPI and Parfums assign, to the Collateral Agent for the benefit of itself, the Agent, the Lenders and the Senior Note Holders, all of their rights to each of their trademarks which have been registered at the United States Patent and Trademark Office, such assignments to be registered at such office.

         (r) The Collateral Agent, the Agent, the Lenders and the Senior Note Holders shall have entered into the Intercreditor Agreement.

         (s) The Borrower will have engaged the Agent to conduct a Field Examination, to commence not later than March 6, 2000.

         (t) The following statements shall be true and the Agent shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date hereof, stating that:

                  (i) After giving effect to the execution and delivery of this Agreement and the Senior Note Agreement, the representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date, except for those relating to an earlier date, which shall remain true and correct as of such earlier date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the initial Revolving Credit Loans.

         (u) Receipt by the Agent of (i) the facility fees payable to the Lenders, (ii) its administrative fee together with all other fees payable pursuant to the Fee Letter.

         (v) All schedules, documents, certificates and other information provided to the Agent or any Lender pursuant to or in connection with this Agreement shall be reasonably satisfactory to the Agent and its counsel in all respects.

         (w) All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to Cullen and Dykman, counsel to the Agent.

         (x) Receipt by the Agent of such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

         (y) Payment by the Borrower of the reasonable fees and expenses of counsel to the Agent.

         SECTION 3.02. CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT LOANS. The obligations of the Lenders to make each subsequent Revolving Credit Loan shall be subject to the further condition precedent that on the date of such Revolving Credit Loan:

         (a) The following statements shall be true and each request for a Revolving Credit Loan shall be deemed a certification by the Borrowers and the Guarantors that such statements are true, and the Agent shall have received, if requested by the Agent, a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date of such Revolving Credit Loan, stating that:

                  (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date except for those that relate to an earlier date which shall remain true and correct as of such earlier date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loan.

         (b) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

         SECTION 3.03. CONDITIONS PRECEDENT TO ALL LETTERS OF CREDIT AND ALL B/As. The obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) and to create each B/A (including the initial B/A) shall be subject to the further condition precedent that on the date of each request for a Letter of Credit or B/A:

         (a) The following statements shall be true and each request for a Letter of Credit or B/A shall be deemed a certification by the Borrowers and the Guarantors that such statements are true, and the Agent shall have received, if requested by the Agent, a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date of such request for a Letter of Credit or B/A, stating that:

                  (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date except for those that relate to an earlier date which shall remain true and correct as of such earlier date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from the issuance of such Letter of Credit or the creation of such B/A.

         (b) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. On the date hereof and, on each date that the Borrower requests a Revolving Credit Loan or a Letter of Credit, the Borrower and the Guarantors each represent and warrant as follows:

         (a) SUBSIDIARIES. On the date hereof, the only Subsidiaries of the Borrower or the Guarantors are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business, other than jurisdictions where the failure to so qualify would not be reasonably likely to result in a Material Adverse Change in such Subsidiary, the identity and share holdings of its stockholders and whether such Subsidiary is inactive and has no assets. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or any Guarantor are owned by the Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance, other than Liens permitted by Section 5.02(a) of this Agreement. Except as set forth on Schedule 4.01(a) and except for options granted under the 1984 Stock Option Plan or the 1994 Stock Plan, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor.

         (b) ORGANIZATION; GOOD STANDING. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor are each a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in all other jurisdictions where the failure to so qualify would be reasonably likely to result in a Material Adverse Change.

   (c) LOAN DOCUMENTS; NO CONSENTS OR VIOLATIONS. The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which they are a party are within the Borrower's and such Guarantor's corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or such Guarantor (other than those previously obtained and appropriate evidence of which has been delivered to the Agent); (ii) do not contravene the Borrower's or such Guarantor's certificate of incorporation, charter or by-laws; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or such Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other material agreement, lease or instrument to which the Borrower or such Guarantor is a party or by which it or its properties may be bound or affected; and (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or such Guarantor, other than the Liens created pursuant to the Loan Documents.

         (d) AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

         (e) VALIDITY AND ENFORCEABILITY. The Loan Documents, when delivered hereunder, will have been duly executed and delivered on behalf of the Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with their respective terms.

         (f) FINANCIAL STATEMENTS. The consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998, and for the nine (9) month period ended September 30, 1999 copies of each of which have been furnished to the Agent and the Lenders, (i) fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject, in the case of the interim financial statements, to year end adjustments and the absence of footnotes, (ii) between December 31, 1998 and the date of this Agreement there has been (x) no material increase in the consolidated liabilities of the Borrower and its Consolidated Subsidiaries, other than increases in liabilities resulting solely from increased borrowings under this Agreement, the Chase Line of Credit or the EAB Line of Credit and (y) no Material Adverse Change and (iii) except as disclosed on such financial statements or the notes thereto, there are no undisclosed liabilities of the Borrower or any of its Consolidated

Subsidiaries, contingent or otherwise required to be disclosed therein.

         (g) LITIGATION. There is no pending or to the Borrower's or any Guarantor's knowledge, threatened action, proceeding or investigation affecting the Borrower, such Guarantor or any Subsidiary of the Borrower or any Guarantor, before any court, governmental agency or arbitrator, which would either in one case or in the aggregate, be reasonably likely to result in a Material Adverse Change.

         (h) TAXES. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, unless and only to the extent that (i) such taxes are being contested in good faith and by appropriate proceedings by the Borrower, such Guarantor or any such Subsidiary, as the case may be; (ii) there are adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Borrower, such Guarantor or any such Subsidiary have been commenced.

         (i) LICENSES, ETC. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor possess, or has the right to use, all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, including, without limitation, those set forth on Schedule 4.01(v), or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower, such Guarantor nor any such Subsidiary are in violation of any similar rights of others.

         (j) NO ADVERSE AGREEMENTS. Neither the Borrower, nor any Guarantor nor any Subsidiary of the Borrower or any Guarantor is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter or corporate restriction, the default or breach of which would be reasonably likely to result in a Material Adverse Change. All material agreements to which the Borrower, any Guarantor, or any Subsidiary of the Borrower or any Guarantor is a party are in full force and effect and neither the Borrower, such Guarantor nor any such Subsidiary are in default of any such agreement.

         (k) MARGIN STOCK. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulations T, U or X.

         (l) COMPLIANCE WITH LAWS. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor are in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations would be reasonably likely to result in a Material Adverse Change.

         (m) ERISA. The Borrower, each Guarantor, each Subsidiary of the Borrower or any Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary of the Borrower or any Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, each Guarantor, each Subsidiary of the Borrower or any Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, such Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, such Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         (n) HAZARDOUS MATERIALS. The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor are in compliance in all material respects with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither the Borrower, any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, such Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and, to the Borrower's, such Guarantor's and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         (o) USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used exclusively for the purposes set forth in Sections 2.06 hereof.

         (p) TITLE TO ASSETS; NO LIENS. The Borrower and each Guarantor have good and marketable title to all of their properties and assets, subject only to the Liens permitted by Section 5.02(a) of this Agreement.

         (q) CASUALTIES, ETC. Neither the business nor the properties of the Borrower, any Guarantor nor any Subsidiary of the Borrower or any Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which would be reasonably likely to result, in any one case or in the aggregate, in a Material Adverse Change.

         (r) SOLVENCY. After giving effect to the execution of this Agreement, the availability of the Total Commitment and the Senior Note Agreement Amendment, (i) the fair value of the assets of (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and DPI, each singularly, exceeds, in each case, their debts and liabilities (subordinated, contingent or otherwise); (ii) the present fair saleable value of the property of (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and DPI, each singularly, is, in each case, greater than the amount required to pay the probable liability of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities mature; (iii) (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and each Guarantor singularly, is, in each case, able to pay their debts and liabilities (subordinated, contingent or otherwise) as such debts and liabilities mature; and (iv) (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) the Borrower and each Guarantor singularly, do not have, in each case, unreasonably small capital to conduct the businesses in which they are engaged; and (v) the Borrower and DPI each has a positive net worth.

         (s) FINANCIAL ADVANTAGE. Each Guarantor acknowledges it has derived or expects to derive a financial or other advantage from the Loans obtained by the Borrower from the Lenders.

        (t) CREDIT AGREEMENTS, ETC. Schedule 4.01(t) is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in the principal amount of $50,000.00 or more and in respect of which the Borrower or any Guarantor is in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         (u) YEAR 2000 ISSUE. The Year 2000 date change has not resulted in disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. The Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default, or an Event of Default or a Material Adverse Change.

         (v) TRADEMARKS. Schedule 4.01(v) is a complete and correct list of all trademarks, tradenames, trademark applications, trademark licenses and related product names owned by the Borrower and its Subsidiaries, including, with respect to those which have been registered with the United States Patent and Trademark Office, all requisition numbers, serial numbers, dates of registration, classifications and other relevant information.

         (w) CONSOLIDATED TANGIBLE NET WORTH. The Borrower's Consolidated Tangible Net Worth at December 31, 1999 is not less than $33,000,000.00.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                    ARTICLE V

                   COVENANTS OF THE BORROWER AND THE GUARANTOR

         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any amount shall remain outstanding under the Revolving Credit Notes, or there is any Outstanding L/C Exposure, or so long as the Commitments shall remain in effect, the Borrower and each Guarantor will, unless the Agent and the Required Lenders shall otherwise consent in writing:

         (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each Subsidiary of the Borrower or any Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply would be reasonably likely to result in a Material Adverse Change.

         (b) REPORTING REQUIREMENTS. Furnish to the Agent and the Lenders: (i) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety
(90) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating (such consolidating statements to be prepared by management of the Borrower) financial statements of the Borrower and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP.

         (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for such quarter, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.

         (iii) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with the examination of the financial statements of the Borrower and the Guarantor made by such accountants.

                  (iv) CERTIFICATE OF NO DEFAULT. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the President or the Chief Financial Officer of the Borrower,
(1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03.

                  (v) ACCOUNTANTS' REPORT. Simultaneously with the delivery of the annual financial statements referred to in Section 5.01(b)(i), a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

                  (vi) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor which, if determined adversely to the Borrower, such Guarantor or any such Subsidiary would be reasonably likely to result in a Material Adverse Change.

                  (vii) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

                  (viii) ERISA REPORTS. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor, files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or such Guarantor will deliver to the Agent and the Lenders a certificate of the President or the Chief Financial Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event or

Prohibited Transaction or Plan termination and the action the Borrower or such Guarantor proposes to take with respect thereto;

                  (ix) ENVIRONMENTAL NOTICES. Promptly after the receipt thereof, a copy of any claim, summons, charge or other notice to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor regarding compliance (or failure to comply) with any federal, state or local laws governing Hazardous Materials.

                  (x) MATERIAL ADVERSE CHANGE. Promptly, upon the occurrence thereof, notice of a Material Adverse Change.

                  (xi) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Lenders pursuant to any other clause of this Section 5.01(b).

                  (xii) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or such Guarantor or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

                  (xiii) NOTICE OF AFFILIATES. Promptly after any Person becomes an Affiliate of the Borrower or any Guarantor (other than if such Person becomes an Affiliate solely by virtue of a member of management of the Borrower making an investment in such Person), notice to the Agent and the Lenders of such Affiliate, provided that this clause (xiii) shall not require the Borrower or any Guarantor to advise the Agent and the Lenders of any changes in officers other than executive officers.

                  (xiv) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor as the Agent or any Lender may from time to time reasonably request.

         (c) TAXES. Pay and discharge, and cause each Subsidiary of the Borrower or any Guarantor to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, such Guarantor or any such Subsidiary, as the case may be; (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, such Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Borrower, such Guarantor or any such Subsidiary have been commenced.

         (d) CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary of the Borrower or any Guarantor to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain would be reasonably likely to result in a Material Adverse Change.

         (e) MAINTENANCE OF PROPERTIES AND INSURANCE. (i) Keep, and cause each Subsidiary of the Borrower and any Guarantor to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain, and cause any such Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Borrower, any Guarantor and any such Subsidiary may operate.

         (f) BOOKS OF RECORD AND ACCOUNT. Keep, and cause each Subsidiary of the Borrower and any Guarantor to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, such Guarantor, and any such Subsidiary.

         (g) VISITATION; FIELD EXAMINATION. (i) At any reasonable time, and from time to time, and upon prior notice, and, provided no Default or Event of Default then exists, not more often than once during any calendar year, permit the Agent or any agents or representatives thereof, to examine and make copies of (except if such copies would result in the loss of any attorney-client or other privilege) and abstracts from the financial and accounting books and records of, and visit the properties of, the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor to discuss the affairs, finances and accounts of the Borrower, the Guarantor or any such Subsidiary with any of the respective officers of the Borrower, the Guarantor or any such Subsidiary or the Borrower's, the Guarantor's or such Subsidiary's independent accountants.

                  (ii) Not later than March 6, 2000, permit the Agent to begin to conduct a Field Examination, and cooperate with the Agent to complete the Field Examination within thirty (30) days, the reasonable cost of which, along with all other reasonable collateral monitoring expenses will be paid by the Borrower.

         (h) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply in all material respects, and cause each Subsidiary of the Borrower or any Guarantor to perform and comply in all material respects, with each of the provisions of each and every agreement the failure to perform or comply with which would be reasonably likely to result in a Material Adverse Change.

         (i) CONTINUED PERFECTION OF LIENS. Record or file, or rerecord or refile any Loan Document or financing statement or any other filing or recording in each and every office where and when necessary to preserve and perfect the security interests of the Loan Documents.

         (j) PENSION FUNDING. Comply in all material respects, and cause each Subsidiary of the Borrower or any Guarantor to comply in all material respects, with the following and cause each ERISA Affiliate of the Borrower, any Guarantor or any such Subsidiary to comply with the following:

                  (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

                  (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

                  (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

                  (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

         (k) LICENSES; TRADEMARKS. (i) Maintain at all times, and cause each Subsidiary of the Borrower or any Guarantor to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof, except for such licenses or permits where the failure to so maintain would not be reasonably likely to result in a Material Adverse Change and take all steps necessary to maintain the exclusive ownership of, and the rights to, all trademarks and tradenames listed in Schedule 4.01(v) to this Agreement, provided however that the Borrower and the Guarantors shall not be required to take such steps, including, without limitation the renewal or continuation of trademark or tradename registrations in the United States Trademark Office, if the Borrower or the applicable Guarantor has provided the Collateral Agent, the Agent, the Lenders and the Senior Note Holders with a written statement giving the reasons why such steps are not necessary and why such failure to maintain such trademark or tradename would not result in a Material Adverse Change.

                  (ii) Promptly advise the Collateral Agent, the Agent and the Lenders of the acquisition or creation, after the date of this Agreement, by the Borrower or any of its Subsidiaries of any additional or new trademarks or tradenames (the "New Trademarks") and upon the request of the Collateral Agent or the Agent, take, and cause any Subsidiary to take, all steps necessary or desirable to grant to the Collateral Agent, on behalf of itself, the Agent, the Lenders and the Senior Note Holders, and perfect, a security interest in the New Trademarks, including but without limitation, the filing of one or more Trademark Collateral Assignment and Security Agreements in the United States Patent and Trademark Office.

         (l) NEW SUBSIDIARIES. (i) Cause any Subsidiary (other than a Foreign Subsidiary) of the Borrower or any Guarantor formed after the date of this Agreement to become a Guarantor and to become a party to this Agreement as a Guarantor.

                  (ii) Cause any Foreign Subsidiary which, in the reasonable determination of the Borrower and its professional advisors, if it became a Guaranteeing Foreign Subsidiary would not result in adverse tax consequences to the Borrower, to become a Guarantor and to become a party to this Agreement as a Guarantor.

                  (iii) Cause each Subsidiary which delivers a Guaranty pursuant to this Section 5.01(l) to secure the obligations thereunder by executing a Security Agreement and such other documentation necessary in order to grant to the Agent a Lien on all of its tradenames, trademarks, tradename registrations, trademark registrations, trademark applications and trademark licenses.

         (m) NORTH CAROLINA MORTGAGE. (a) Not later than the thirtieth (30th) day following the Closing Date, deliver to the Agent and the Lenders a commitment letter from the lender for the North Carolina Mortgage which shall
(i) provide for the refinance of the North Carolina Mortgage, (ii) have been accepted by the Borrower, (iii) be in an amount not less than the then current principal balance of the North Carolina Mortgage and not more than one hundred twenty (120%) percent of the then current principal balance of the North Carolina Mortgage, (iv) be for a term of not less than three (3) years, (v) have principal amortization on a least a fifteen (15) year "mortgage style" amortization, (vi) be secured solely by the property securing the North Carolina Mortgage and (vi) be otherwise reasonably satisfactory to the Agent and the Lenders.

                  (b) Not later than ninety (90) days after the date of the commitment referred to in (a) above, close the refinance of the North Carolina Mortgage.

         (n) CANADIAN MORTGAGE. Not later than thirty (30) days after the date of this Agreement, close the Canadian Mortgage (i) in a principal amount of not more than $1,722,500.00 (Canadian), (ii) with a term of five (5) years, (iii) with principal amortization on a twenty (20) year "mortgage style" amortization and (iv) on such other terms and conditions as are reasonably satisfactory to the Agent and the Required Lenders.

         SECTION 5.02. NEGATIVE COVENANTS. So long as any amount shall remain outstanding under the Revolving Credit Note, or there is any Outstanding L/C Exposure, or so long as the Commitment shall remain in effect, neither the Borrower nor any Guarantor will, without the written consent of the Agent and the Required Lenders:

         (a) LIENS, ETC. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (i) Liens in favor of the Collateral Agent, for the benefit of itself, the Agent, the Lenders and the Senior Note Holders;

                  (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (iv) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                  (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (vi) Liens described in Schedule 5.02(a), which Liens may be renewed, extended or refinanced, without securing any additional Debt and on terms no less favorable to the Borrower or applicable Guarantor than the original terms (except for the refinancing permitted by clause (xi) below, which may be on the terms set forth therein);

                  (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (viii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (ix) The Canadian Bridge Loan Mortgages, provided that such mortgages shall be satisfied when the Canadian Bridge Loan is repaid;

                  (x)  The Canadian Mortgage;

                  (xi) The North Carolina Mortgage which may be refinanced in accordance with Section 5.01(m) of this Agreement; and

                  (xii) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

                           (1) Any property subject to any of the foregoing is
acquired by the Borrower or a Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

                           (2) The obligation secured by any Lien so created,
assumed, or existing shall not exceed one hundred (100%) percent of lesser of cost or fair market value of the property acquired as of the time of the Borrower or the Guarantor acquiring the same;

                           (3) Each such Lien shall attach only to the property
so acquired and fixed improvements thereon; and

                           (4) The obligation secured by such Lien is permitted
by the provisions of Section 5.02(b) and the related expenditure is permitted by the provisions of Section 5.03(b).

         (b) DEBT. Create, incur, assume, or suffer to exist, any Debt, except:

                  (i) Debt of the Borrower under this Agreement or the Notes;

                  (ii) Debt described in Schedule 5.02(b),which Debt may be renewed, extended or refinanced on terms no less favorable to the Borrower or applicable Guarantor than the original terms (except for the refinancing provided for in the Senior Note Agreement and as permitted by clause (x) below, which each may be on the terms set forth therein);

                  (iii) Subordinated Debt;

                  (iv) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred and paid in the ordinary course of business;

                  (v) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 5.02(a)(xii);

                  (vi) Debt evidenced by the Senior Notes;

                  (vii) Intercompany Debt;

                  (viii) the Canadian Bridge Loan;

                  (ix) Debt secured by the Canadian Mortgage; and

                  (x) Debt secured by the North Carolina Mortgage which may be refinanced in accordance with the provisions of Section 5.01(m) of this Agreement.

         (c) MERGER. Merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (c), the acquisition or sale by the Borrower or any Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or any Guarantor, provided that (i) the Borrower may merge with any Guarantor, provided the Borrower is the surviving entity and (iii) any Guarantor may merge with any other Guarantor.

         (d) SALE OF ASSETS, ETC. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) Permitted Equipment Sales, (iv) the Permitted Real Estate Sale and (v) sales of assets between the Borrower and a Guarantor or between Guarantors.

         (e) INVESTMENTS, ETC. Make any Investment other than Permitted Investments.

         (f) TRANSACTIONS WITH AFFILIATES. Except for transactions with the current Chief Executive Officer of the Borrower, and except as otherwise expressly permitted by this Agreement or except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or a Guarantor or a Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, provided however, in no event shall the Borrower or any Guarantor engage in any transaction with a Subsidiary of the Borrower or a Guarantor which Subsidiary is not a Guarantor.

         (g) PREPAYMENT OF OUTSTANDING DEBT. Pay, in whole or in part, any outstanding Debt of the Borrower or a Guarantor, which by its terms is not then due and payable other than (i) Debt owing to the Lenders, (ii) Intercompany Debt and (iii) accounts payable and other trade payables.

         (h) GUARANTEES. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; or (iii) guarantees of any Debt permitted under Section 5.02(b) of this Agreement.

         (i) CHANGE OF BUSINESS. Materially alter the nature of its business.

         (j) FISCAL YEAR. Change the ending date of its fiscal year from December 31.

         (k) MAXIMUM LOSSES; MINIMUM NET INCOME. (i) Incur a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses as calculated in accordance with GAAP) greater than $500,000.00 for the fiscal quarter ending March 31, 2000; (ii) Incur a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses as calculated in accordance with
GAAP) for the six (6) month period ending June 30, 2000; (iii) Incur a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses as calculated in accordance with GAAP) for any fiscal year.

         (l) ACCOUNTING POLICIES. Change any accounting policies, except as permitted by GAAP.

         (m) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Borrower or a Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock, except (i) any Subsidiary may pay dividends to its shareholder(s), (ii) the Borrower may pay the Permitted Dividends described in clause (i) of the definition thereof, (iii) the Borrower may make the Permitted Stock Repurchases described in clause (i) of the definition thereof and (iv) provided no Default or Event of Default has occurred and is continuing or would result therefrom the Borrower may pay Permitted Dividends described in clause (ii) of the definition thereof and the Borrower may make Permitted Stock Repurchases described in clause (ii) of the definition thereof.

         (n) CHANGE IN CONTROL. (a) Permit any Person or "group" (within the meaning of Section 13(d)-3 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission as in effect on the date hereof), other than the members of management of the Borrower and the directors of the Borrower, each as in office on the date of this Agreement, to own more than fifty (50%) percent of the outstanding voting securities of the Borrower.
(b) Permit any nominees other than nominees nominated by the existing board of directors of the Borrower to hold a majority of the seats on the board of directors of the Borrower.

         (o) HAZARDOUS MATERIAL. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor shall not cause or permit any property owned or occupied by the Borrower, a Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; nor shall the Borrower, a Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, such Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, such Guarantor or any such Subsidiary or onto any other property; nor shall the Borrower, the Guarantors and each such Subsidiary fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, nor fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

         (p) LIMITATIONS ON CONSOLIDATED FOREIGN ASSETS AND REVENUES. (i) Have more than fifteen (15%) percent of the consolidated assets or revenues of the Borrower and its Consolidated Subsidiaries be located in, or derived from, locations other than the United States.

                  (ii) Have more than ten (10%) percent of the consolidated assets or revenues of the Borrower and its Consolidated Subsidiaries be held by, or produced by, any Foreign Subsidiary.

         SECTION 5.03. FINANCIAL REQUIREMENTS. So long as any amount shall remain outstanding under the Revolving Credit Note, or there is any Outstanding L/C Exposure, or so long as the Commitment shall remain in effect:

         (a) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain on the dates set forth below, Consolidated Tangible Net Worth ("CTNW") of not less than the amounts set forth below for the periods set forth below:


       PERIOD                                       MINIMUM CTNW
       ------                                       ------------

9/30/00                                 The greater of (i) $34,000,000.00 or
                                        (ii) $1,000,000.00 in excess of the
                                        actual CTNW as of 12/31/99


12/31/00; 3/31/01;                      The actual CTNW as of 12/31/99 PLUS 80%
6/30/01 and 9/30/01                     of the Borrower's Consolidated Net
                                        Income for the fiscal year ending
                                        12/31/00.


12/31/01; 3/31/02;                      The actual CTNW as of 12/31/00 PLUS 80%
6/30/02 and 9/30/02                     of the Borrower's Consolidated Net
                                        Income for the fiscal year ending
                                        12/31/01.



       PERIOD                                       MINIMUM CTNW
       ------                                       ------------


12/31/02 to the                         The actual CTNW as of 12/31/01 PLUS 80%
Maturity Date                           of the Borrower's Consolidated Net
                                        Income for the fiscal year ending
                                        12/31/02.


         (b) CONSOLIDATED CAPITAL EXPENDITURES. The Borrower will not make Consolidated Capital Expenditures in excess of: (i) $10,000,000.00 in the aggregate during the fiscal year of the Borrower ending December 31, 2000; and
(ii) $8,000,000.00 in the aggregate during any fiscal year thereafter.

         (c) CONSOLIDATED FIXED CHARGE RATIO. The Borrower will maintain at all times a Consolidated Fixed Charge Ratio of not less than the ratios set forth below for the periods set forth below (to be tested quarterly):


                 PERIOD                                 RATIO
                 ------                                 -----
         9/30/00 to 12/30/00                         0.45 to 1.00
         12/31/00 to 12/30/01                        0.60 to 1.00
         12/31/01 to 12/30/02                        1.15 to 1.00
         12/31/02 to the Maturity Date               1.25 to 1.00


         (d) FUNDED DEBT TO EBITDA RATIO. The Borrower will maintain at all times a Funded Debt to EBITDA Ratio of not greater than the ratios set forth below for the periods set forth below (to be tested quarterly):


                 PERIOD                                 RATIO
                 ------                                 -----
         9/30/00 to 12/30/00                          5.15 to 1.00
         12/31/00 to 12/30/01                         4.65 to 1.00
         12/31/01 to 12/30/02                         3.00 to 1.00
         12/31/02 to the Maturity Date                2.50 to 1.00


         (e) CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will maintain at all times a Consolidated Interest Coverage Ratio of not less than the ratios set forth below for the periods set forth below (to be tested quarterly):


                 PERIOD                                   RATIO
                 ------                                   -----
         9/30/00 to 12/30/00                           0.90 to 1.00
         12/31/00 to 12/30/01                          1.25 to 1.00
         12/31/01 to 12/30/02                          2.25 to 1.00
         12/31/02 to the Maturity Date                 2.75 to 1.00


                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay (i) any installment of principal of any Revolving Credit Note when due, (ii) any amounts due in connection with any Letter of Credit or B/A when due or (iii) any interest, fees or other amounts owed in connection with this Agreement within five (5) days of when such payment is due; or

                  (b) Any representation or warranty made by the Borrower or a Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower or a Guarantor shall (i) fail to perform or observe any term, covenant or agreement contained in Sections 5.01(a), (c), (e),
(f), (h), (j), or (k)(i) of this Agreement for twenty (20) days after such performance or observation is required, or (ii) fail to perform or observe any other term, covenant, or agreement contained in this Agreement in any other Loan Document (other than the Notes) on its part to be performed or observed; or

                  (d) The Borrower, a Guarantor, or any Subsidiary of the Borrower or a Guarantor shall fail to pay any Debt or Debts, or principal installments thereon, which Debt or Debts are in the aggregate principal amount of $500,000.00 or more (excluding Debt evidenced by the Notes) of the Borrower, a Guarantor or any such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any such Subsidiary shall remain undismissed for a period of 60 days; or the Borrower, any Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $500,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage (subject to deductibles), shall be rendered against the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by such Guarantor (or any of its officers) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

                  (h) Any of the following events occur or exist with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $250,000.00; or

                  (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any party to such document or instrument or the Borrower, any Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

                  (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

         SECTION 6.02. REMEDIES ON DEFAULT. Upon the occurrence and continuance of an Event of Default the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, (i) terminate the Commitments, (ii) demand cash collateral in the full amount of the Outstanding L/C Exposure, (iii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Commitments shall be terminated, the cash collateral shall be due, the Revolving Credit Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iv) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Agent may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(e), the Commitments shall be immediately terminated, the cash collateral shall be immediately due, the Revolving Credit Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of, first, any costs incurred by the Agent in taking such action, including, but without limitation, reasonable attorneys fees and expenses, second, to cash collateral for the Outstanding L/C Exposure, third, to payment of the accrued but unpaid interest on the Revolving Credit Notes, and fourth, to payment of the unpaid principal of the Revolving Credit Notes.

         SECTION 6.03. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Agent or the Lenders hereunder or in any Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent or any Lender to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                   ARTICLE VII

                 THE AGENT; RELATIONS AMONG LENDERS AND BORROWER

         SECTION 7.01. APPOINTMENT, POWERS AND IMMUNITIES OF AGENT. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrower or the Guarantors, or any officer or official of the Borrower or Guarantors, or any of them, or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, except as explicitly provided herein, or for the failure by the Borrower, the Guarantors, or any of them to perform any of their or its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as otherwise explicitly provided herein, neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

         SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the permitted transfer thereof satisfactory to the Agent and signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

         SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or the non-payment of fees due hereunder) unless the Agent has actual knowledge of such Default or Event of Default or has received notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of, or otherwise has actual knowledge of the occurrence of, a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 7.08 and Section 8.01 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         SECTION 7.04. RIGHTS OF AGENT AS A LENDER. With respect to the Loans made by it, any Person which is the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include any Person which is the Agent in its capacity as a Lender. The Agent or any Lender and their respective Affiliates may (without having to account therefor to any other Lender except as otherwise expressly provided in this Agreement) accept deposits from, lend money to (on a secured or unsecured basis but subject to the provisions of Section 5.02(a) and (b) of this Agreement), and generally engage in any kind of banking, trust or other business with, the Borrower, the Guarantors or any of them (and any of their Affiliates);

PROVIDED that no payment or lien priority (other than purchase money liens on equipment being financed by such Lender) shall be given to the Agent or to any Lender for any other transaction without the express written approval of all of the other Lenders. In the case of Chase, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower, the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent or a Lender or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, the Guarantors, their Affiliates and such other Persons, neither the Agent nor such Lender shall have any duty to the other Lenders or the Agent to disclose such information to the other Lenders or the Agent except as otherwise provided herein with respect to the occurrence of an Event of Default.

         SECTION 7.05. INDEMNIFICATION OF AGENT. The Lenders agree to indemnify the Agent and its directors, officers, employees, agents and Affiliates (the "Indemnitees") (to the extent not reimbursed under Section 8.05 hereof or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower and Guarantors under Section 8.05 hereof or such provisions), ratably in accordance with their Pro Rata Shares of the Total Commitment (without giving effect to any participation in all or any portion of the Total Commitment sold by them to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower and Guarantors are obligated to pay under Section 8.05 hereof or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of an Indemnitee.

         SECTION 7.06. DOCUMENTS. It is the responsibility of the Borrower to forward to each Lender, on or before the due dates set forth herein, a copy of each report, notice (other than notices of borrowings and payments) or other document required by this

Agreement or any other Loan Document to be delivered to the Agent. The Agent is not responsible for forwarding such information to the Lenders.

         SECTION 7.07. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, the Guarantors or any Subsidiary of the Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to any other Lender to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantors or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, or record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to any Person.

         SECTION 7.08. FAILURE OF AGENT TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 7.05 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 7.09. RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be a Lender which has an office in New York, New York and, provided no Default or Event of Default has occurred and is continuing, which shall be reasonably acceptable to the Borrower, such acceptance not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender which has an office in New York, New York and, provided no Default or Event of Default has occurred and is continuing, which shall be reasonably acceptable to the Borrower, such acceptance not to be unreasonably withheld or delayed. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the Borrower, the Guarantors and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 7.10. AMENDMENTS CONCERNING AGENCY FUNCTION. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its rights or duties hereunder or thereunder unless it shall have given its prior written consent thereto.

         SECTION 7.11. LIABILITY OF AGENT. The Agent shall not have any liabilities or responsibilities to the Borrower, the Guarantors or any of them on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrower, the Guarantors or any of them to perform their or its obligations hereunder or under any other Loan Document. Nothing herein shall be read to relieve any obligation that the Agent may have to the Borrower as a Lender hereunder.

         SECTION 7.12. TRANSFER OF AGENCY FUNCTION. Without the consent of the Borrower, the Guarantors or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices located in the New York metropolitan area, provided that the Agent shall promptly notify the Borrower, the Guarantors and the Lenders thereof.

         SECTION 7.13. WITHHOLDING TAXES. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the United States, such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of United States tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         SECTION 7.14. SEVERAL OBLIGATIONS AND RIGHTS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

         SECTION 7.15. PRO RATA TREATMENT OF LOANS, ETC. Except to the extent otherwise provided, each prepayment and payment of principal of, or interest on, Loans of a particular type and a particular Interest Period, if any, and each payment of fees or other amounts due hereunder shall be made to the Agent for the account of the Lenders holding Loans of such type and Interest Period, if any, pro rata (unless expressly provided otherwise in this Agreement) in accordance with the respective unpaid principal amounts for such Loans of such Interest Period held by such Lenders.

         SECTION 7.16. SHARING OF PAYMENTS AMONG LENDERS. If a Lender shall obtain payment of any principal of or interest on any Loan any fee due hereunder, made by it through the exercise of any right of setoff, banker's lien, counterclaim, or any other means, it shall share such payment with the other Lenders and the amount of such payment shall be applied to reduce the Loans of all the Lenders pro rata in accordance with the unpaid principal on the Loans held by each of them, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by the other Lenders may exercise all rights of set off, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower. Notwithstanding the foregoing or any other provision of this Agreement, no right or remedy of any Lender relating to any assets of the Borrower (including real property, improvements or fixtures) not covered by this Agreement or the other Loan Documents shall in any way be affected by this Agreement or otherwise with respect to any other indebtedness of the Borrower to any of the Lenders.

         SECTION 7.17. NONRECEIPT OF FUNDS BY AGENT; PAYMENTS TO LENDERS. (a) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, such Lender agrees to repay to the Agent on demand such amount and if for any reason the Agent does not receive such amount from such Lender on the day of such demand, if such demand is made before 2:00 p.m. on such day, or on the next Business Day if demand is made after 2:00 p.m. on such day, such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among lenders for three (3) Business Days and thereafter at the interest rate applicable to the obligation that was not repaid by the Borrower, or if no such rate was in effect, at the Alternate Base Rate.

         (b) If the Agent shall fail to pay any amounts owing by the Agent to a Lender as promptly as may be required by this Agreement, the Agent shall pay to such Lender, on its demand, interest on such delinquent amount at the customary rate set by the Agent for the correction of errors among lenders for three (3) Business Days and thereafter at the Alternate Base Rate.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantors, the Agent and the Required Lenders, and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Agent or the Lenders) or by the Agent acting with the consent of the Required Lenders (if such provision requires performance by the Borrower or any Guarantor); PROVIDED that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders result in: (1) a reduction in the principal amount of the Revolving Credit Loans or Outstanding L/C Exposure or extension of the Maturity Date; (2) a reduction in the rate of interest on reduction of any Loan or any fee or any extension of any due date thereof; (3) an increase in the amount of the Total Commitment; (4) a change in the duration or the amount of any Lender's Commitment; (5) a modification of the definition of "Required Lenders" or any provision of this Section 8.01; (6) the assignment or transfer by the Borrower of any of its rights and obligations under the Loan Documents; or (7) releases of any Guarantors or any Collateral, except as provided in Section 8.02 of this Agreement.

         SECTION 8.02. RELEASE OF COLLATERAL. The security interest of the Agent and the Lenders in the Collateral shall be released if (i) the Total Commitment shall have been reduced to an amount not greater than $22,500,000 and (ii) the Borrower shall have provided evidence satisfactory to the Collateral Agent, the Agent the Lenders and the Senior Note Holders that its Funded Debt to EBITDA Ratio for the immediately preceding four (4) fiscal quarters is less than 2.00 to 1.0 and (iii) there shall be no Default or Event of Default continuing prior to or after giving effect to such release of the Collateral. Prior to releasing any Collateral, the Collateral Agent and the Agent shall have the right, but not the obligation, to request a written acknowledgment, in form and substance satisfactory to the Collateral Agent and the Agent, from each Lender and each Senior Note Holder that the conditions of this Section 8.02 have been satisfied.

         SECTION 8.03. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, sent by facsimile or delivered, if to the Borrower or a Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement and if to the Agent or any of the Lenders, at the addresses of the Agent and the Lenders set forth at the beginning of this Agreement to the attention of Del Laboratories, Inc. Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this
Section 8.02 to the other parties. All such notices and communications shall be effective two (2) days after mailing or when telegraphed or delivered, except that notices to the Agent or Lender shall not be effective until actually received by the Agent or such Lender.

         SECTION 8.04. NO WAIVER, REMEDIES. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.05. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Revolving Credit Notes and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent and the Lenders in connection with the enforcement of this Agreement, the Revolving Credit Notes and any other Loan Documents. The Borrower and each Guarantor, jointly and severally, shall at all times protect, indemnify, defend and save harmless the Agent and the Lenders from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or any of the Lenders may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except as herein provided. The Borrower and each Guarantor acknowledge that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Agent and the Lenders against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower and the Guarantors, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority, provided that neither the Borrower nor any

Guarantor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or any Lender's gross negligence or willful misconduct. The provisions of this Section 8.05 shall survive the payment of the Notes and the termination of this Agreement.

         SECTION 8.06. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or the Guarantors now or hereafter existing under this Agreement and the Revolving Credit Notes, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Revolving Credit Notes and although such obligations may be unmatured. The rights of the Agent and the Lenders under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which they may have.

         SECTION 8.07. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Lenders and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and the Lenders and their respective permitted successors and assigns.

     SECTION 8.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may at any time grant to one or more lenders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or its obligations in connection with Letters of Credit. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 8.06 of this Agreement and this subparagraph
(b) with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) (i) Any Lender may at any time assign to one or more lenders or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000.00) of all, of its rights and obligations under this Agreement, the Notes and its obligations in connection with Letters of Credit, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Lender, with the subscribed consent of the Agent, which shall not be unreasonably withheld. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

                  (ii) Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.00 and the reasonable fees of the Agent's counsel. If an Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13 hereof.

         (d) Notwithstanding anything to the contrary in this Section 8.08, if either Chase or EAB agrees to make any assignment hereunder, such assignor shall notify the other and, at the other's option, the prospective assignee shall purchase its interest on a pro rata basis from each of Chase and EAB.

         (e) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         SECTION 8.09. FURTHER ASSURANCES. The Borrower and each Guarantor agree at any time and from time to time at its expense, upon request of the Agent or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Agent may deem desirable in obtaining the full benefits of, this Agreement or any other Loan Document.

         SECTION 8.10. SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding among the Borrower, the Guarantors, the Agent and the Lenders and supersede all prior agreements and understandings relating to the subject matter hereof.

         SECTION 8.11. CONFIDENTIALITY. The Agent, the Lenders and each of their assignees and participants agree to use commercially reasonable efforts (reasonably equivalent to the efforts the Agent, a Lender or such assignee or participant applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrower or any of its Subsidiaries, except that the Agent, a Lender and any assignee or participant may disclose such information (a) to Persons employed or engaged by the Agent, a Lender or such assignee or participant in evaluating, approving, structuring or administering this Agreement, the Loans or its Commitment; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 8.11 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (A) above); (c) as required or requested by any governmental authority or reasonably believed by the Agent, a Lender or such assignee or participant to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of the Agent's, a Lender's or such assignee's or participant's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Agent, a Lender or such assignee or participant is a party arising in connection with any Loan Document; or (f) which ceases to be confidential through no fault of the Agent, a Lender or such assignee or participant.

         SECTION 8.12. GOVERNING LAW. This Agreement, the Revolving Credit Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

         SECTION 8.13. WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE AGENT AND THE LENDERS WAIVE ALL RIGHTS TO TRIAL BY JURY ON ANY CAUSE OF ACTION DIRECTLY OR INDIRECTLY INVOLVING THE TERMS, COVENANTS OR CONDITIONS OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

         SECTION 8.14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              DEL LABORATORIES, INC.
                              BY /s/ Enzo Vialardi
                                 ----------------------------------------------
                                   Name:   Enzo Vialardi
                                   Title:  Executive Vice President
                                           and Chief Financial Officer

                              DEL PHARMACEUTICALS, INC.

                              By /s/ Enzo Vialardi
                                 ----------------------------------------------
                                   Name:  Enzo Vialardi
                                   Title: Executive Vice President
                                          and Chief Financial Officer

                              PARFUMS SCHIAPARELLI, INC.


                              By /s/ Enzo Vialardi
                                 ----------------------------------------------
                                   Name:  Enzo Vialardi
                                   Title: Executive Vice President
                                          and Chief Financial Officer

                              ROYCE & RADER, INC.

                                   By /s/ Enzo Vialardi
                                 ----------------------------------------------
                                   Name:  Enzo Vialardi
                                   Title: Executive Vice President
                                          and Chief Financial Officer

                              565 BROAD HOLLOW REALTY CORP.

                              By /s/ Enzo Vialardi
                                 ----------------------------------------------
                                   Name:  Enzo Vialardi
                                   Title: Executive Vice President
                                          and Chief Financial Officer

                              THE CHASE MANHATTAN BANK, as Agent

                              By /s/ Christopher G. Zimmerman
                                 ----------------------------------------------
                                   Name:  Christopher G. Zimmermann
                                   Title: Vice President


                              THE CHASE MANHATTAN BANK

                              By /s/ Christopher G. Zimmerman
                                 ----------------------------------------------
                                   Name:  Christopher G. Zimmermann
                                   Title: Vice President

                              EUROPEAN AMERICAN BANK

                              By /s/ Jason Quinn
                                 ----------------------------------------------
                                   Name:  Jason Quinn
                                   Title: Assistant Vice President

                                  SCHEDULE 1.01

                           COMMITMENTS OF EACH LENDER


                                      AMOUNT             PRO RATA SHARE
                                      ------             --------------

The Chase Manhattan Bank          $35,000,000.00            73.6842%
European American Bank            $12,500,000.00            26.3158%


                                  SCHEDULE 2.01

                          Outstanding Letters of Credit

                                SCHEDULE 4.01(a)

                                  SUBSIDIARIES


                         STATE OF INCORPORATION        IDENTITY AND
                         AND EACH STATE IN WHICH        PERCENTAGE OF
SUBSIDIARY'S NAME        IT IS QUALIFIED TO DO          OWNERSHIP OF
   AND ADDRESS                BUSINESS                EACH SHAREHOLDER
   -----------                --------                ----------------


                                SCHEDULE 4.01 (t)

                                CREDIT AGREEMENTS


               NATURE OF      AMOUNT OF          LIENS SECURING
CREDITOR       AGREEMENT        CREDIT               CREDIT
--------       ---------        ------               ------


                                SCHEDULE 4.01(v)

                                   TRADEMARKS

                                SCHEDULE 5.02(a)


                               LIENS
                               -----
CREDITOR             AMOUNT              PROPERTY SUBJECT TO LIEN
--------             ------              ------------------------


                                SCHEDULE 5.02(b)

                                      DEBT

          CREDITOR                                          AMOUNT
          --------                                          ------


                        See Schedules 4.01(t) and 5.01(a)

                                SCHEDULE 5.02(i)

                                   GUARANTIES

         Description of All Guaranties: None, other than pursuant to the Loan Documents.

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$_____________                               Garden City, New York

                                                               -------- --, ----


         FOR VALUE RECEIVED, on the Maturity Date, DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 (the "Borrower"), promises to pay to the order of the _______________ __________________________ (the "Lender") at the office of The
Chase Manhattan Bank, as agent for the Lender (the "Agent") located at 395 North Service Road, Suite 302, Melville, New York 11747, the principal sum of the lesser of: (a) ___________________ ($_____________) DOLLARS; or (b) the
aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to Borrower pursuant to the Agreement (as defined below).

         Borrower shall pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

         All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

         Borrower hereby authorizes the Lender to enter from time to time the amount of each Loan to Borrower and the amount of each payment on a Loan on the schedule annexed hereto and made a part hereof. Failure of the Lender to record such information on such schedule shall not in any way effect the obligation of Borrower to pay any amount due under this Note.

         This Note is the Revolving Credit Note referred to in that certain Loan Agreement among Borrower, certain Guarantors, the Lender, certain other lender(s) and the Agent, dated of even date herewith, as such Agreement may be amended from time to time (the "Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

         If any action or proceeding be commenced to collect this Note or enforce any of its provisions, Borrower further agrees to pay all reasonable costs and expenses of such action or proceeding and attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with the Lender that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities hereunder, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by pre-paid certified mail directed to the Borrower at the Borrower's address set forth above or at such other address as may be designated in writing by the Borrower to the Lender in accordance with Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served. BORROWER HEREBY EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS NOTE, THE LIABILITIES HEREUNDER OR THE ENFORCEMENT OF EITHER OR ALL OF THE SAME.

         Subject to the provisions of the Agreement, the Lender may transfer this Note to the permitted transferee or transferees, who shall thereupon become vested with all the powers and rights above given to the Lender in respect thereto, and the Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

         Borrower and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                   DEL LABORATORIES, INC.

                                   By:
                                        Name:  Enzo Vialardi
                                        Title: Executive Vice President
                                               and Chief Financial
                                                  Officer

                       SCHEDULE OF REVOLVING CREDIT LOANS
                       ----------------------------------


                          AMOUNT OF
                          PRINCIPAL       UNPAID        NAME OF
            AMOUNT OF      PAID OR       PRINCIPAL   PERSON MAKING
 DATE         LOAN         PREPAID        BALANCE       NOTATION
 ----         ----         -------        -------       --------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") dated as of __________________ among ___________________ (the "Assignor"),
________________ (the "Assignee") and THE CHASE MANHATTAN BANK, as Agent (the "Agent").

                                   WITNESSETH

                  WHEREAS, this Assignment and Assumption Agreement (the "Assignment") relates to the Loan Agreement dated ___________, 2000 among the Lenders, the Borrower, the Guarantors (as such terms are defined in the Agreement referred to herein) and the Assignor as Agent (as amended from time to time, the "Agreement"); and

                  WHEREAS, as provided under the Agreement, the Assignor has heretofore made Loans to the Borrower; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Agreement in respect of all or a portion of its Commitment and the Loans and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

                  SECTION 2. ASSIGNMENT. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations as a Lender under the Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest in (i) the Assignor's Commitment, (ii) the Revolving Credit Loans owing to Assignor outstanding on the Effective Date, (iii) the Revolving Credit Note held by the Assignor under the Agreement, together with the rights to interest accruing from the Effective Date and (iv) the Outstanding L/C Exposure.

                  SECTION 3. ASSIGNOR REPRESENTATIONS. The Assignor (i) represents and warrants that as of the date hereof, (x) its Commitment, unreduced by any assignments thereof which have not yet become effective, is $_____________, and (y) the outstanding balance of its Revolving Credit Loans, unreduced by any assignments thereof which have not yet become effective, is $___________; (ii) its pro rata share of Outstanding L/C Exposure is $_________;
(iii)
it makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it; (iv) it makes no representation or warranty and assumes no responsibility with respect to the solvency or financial condition of the Borrower or the Guarantors, or the performance or observance by the Borrower or the Guarantors of any of their obligations under the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (v) confirms that its Revolving Credit Note shall be exchanged as of the Effective Date for two Revolving Credit Notes, each dated the Effective Date, to be delivered to the Assignor and the Assignee, in an aggregate principal amount of $____________ and $__________, respectively.

                  SECTION 4. ASSIGNEE REPRESENTATIONS. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption Agreement; (ii) confirms that it has received copies of the Agreement and the other Loan Documents, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; (iv) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents; and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

                  SECTION 5. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds an amount equal to the outstanding principal of the Revolving Credit Loans. Each of the Assignor and the Assignee hereby agrees that if either of them receives any amount under the Agreement or any other Loan Document which is for the account of the other, it shall receive the same for the account of such other party to the extent of such other party's interest herein and shall promptly pay the same to the Agent on behalf of such other party.

                  SECTION 6. EFFECTIVENESS. Subject to the remaining provisions of this Section 6, the effective date for this Assignment and Assumption Agreement shall be ___________, 2000 (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement, it will be delivered by the Assignor to the Agent for acknowledgment and recording by the Agent. The Assignor agrees to pay to the Agent, on or prior to the Effective Date, the $3,000.00 assignment fee required by Section 8.08 of the Agreement. This Assignment and Assumption Agreement shall become effective, as of the Effective Date, upon (i) its execution by the Agent.

                  SECTION 7. EFFECT OF ASSIGNMENT. On and after the Effective Date, (i) the Assignee shall be a party to the Agreement and the other Loan Documents to which each Lender is a party and, to the extent provided in this Assignment and Assumption Agreement, shall have the rights and obligations of a Lender and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents to which it is a party.

                  SECTION 8. PAYMENTS. From and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest and other amounts) to the Assignee.

                  SECTION 9. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 10. COUNTERPARTS. This Assignment and Assumption Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                (THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK)

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:_____________________
   Name:

   Title:

[ASSIGNEE]

By:_____________________
   Name:

   Title:

THE CHASE MANHATTAN BANK, as Agent

By:____________________
   Name:

   Title: